UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2014

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Succession Planning.

On December 22, 2014, LSB Industries, Inc. (the “Company”) announced that, in connection with its Board of Directors succession planning efforts, effective January1, 2015, Jack E. Golsen, the founder of the Company, will transition from Chief Executive Officer of the Company to Executive Chairman of the Board of Directors and Chairman of the Management Executive Committee of the Company, which transition was approved by the Board of Directors on December 22, 2014. The Board of Directors has appointed Barry H. Golsen, currently President and Chief Operating Officer, to serve as President and the new Chief Executive Officer of the Company, effective on January 1, 2015. Barry Golsen will continue to serve as a member of the Company’s Board of Directors.

As part of the succession planning, the Board of Directors also appointed Mark T. Behrman, currently Senior Vice President of Corporate Development, to serve as Executive Vice President and Chief Financial Officer (“CFO”), effective as of the Company’s 2015 Annual Meeting of Shareholders. Mr. Behrman will succeed Tony M. Shelby, the Company’s current Executive Vice President and Chief Financial Officer, who plans to retire in 12 months. Effective as of the Company’s 2015 Annual Meeting of Shareholders, Mr. Shelby will transition from CFO to the role of Executive Vice President to ensure a methodical and successful transition.

The Board of Directors has also approved and directed the Company to enter into an amendment to Jack Golsen’s previously-disclosed existing Employment Agreement to provide that (a) he will serve as an executive officer of the Company in the capacity of Executive Chairman of the Board of Directors; and (b) the term of his employment agreement will be three years and will be automatically renewed for two additional terms of one year each, unless the Company or Jack Golsen provides notice of termination six months prior to the expiration of the then current term. The amendment will further provide, among other things, that, upon becoming the Executive Chairman of the Board, Jack Golsen’s responsibilities will generally include assisting the CEO and President in developing overall corporate strategy and providing leadership, and building consensus, in conjunction with the CEO and President, in the development of the Corporation’s overall strategic plan, capital markets activities and corporate development initiatives within the context of the corporate strategy. In addition, among other responsibilities, he will chair all Board of Director meetings, serve as the spokesperson for the Board, manage the Board’s functions, coordinate with management to keep the Board informed, and assist senior management with employee, customer, and stockholder relations. Prior to such amendment, the term of his Employment Agreement would expire on March 21, 2017, but would have been automatically renewed for one additional three-year period and thereafter automatically renew for additional three-year periods, unless terminated by the Company or Jack Golsen at least one year prior to the expiration of the then current term. The amendment to Jack Golsen’s Employment Agreement is effective January 1, 2015.

Barry Golsen.

Barry Golsen, age 64, joined the Company in 1978 as a product manager at International Environmental Corp. (IEC) where he was responsible for the development and introduction of the Company’s first water source heat pump product line and the startup of CHP Corp. to manufacture and market those products. He became Executive Vice President of IEC in 1979 and IEC’s President in 1980. He spearheaded the growth of the Company’s Climate Control Business with a number of business startups as well as the acquisition of ClimateMaster, Inc. (and its merger with CHP Corp. and subsequent move to Oklahoma City). Under his leadership, the Company’s Climate Control Business attained leading shares of the U.S. markets for water source and geothermal heat pumps and hydronic fan coils. He has served on the Company’s Board of Directors since 1981, has been Board Vice-Chairman since 1993, and became the Company’s President and Chief Operating Officer in 2004. A native of Oklahoma City, Barry Golsen attended Cornell University College of Engineering prior to earning both his B.A. and J.D. degrees from the University of Oklahoma. He was admitted to the Oklahoma Bar in 1978. He is a past Director of the Oklahoma City Branch of the Federal Reserve Bank of Kansas City. He served on the Board of Directors of Equity Bank for Savings, and on many of the bank’s committees including the loan committee and investment committee. His professional affiliations have included the Oklahoma Bar Association, the American Bar Association, and the American Society of Heating, Refrigeration and Air-conditioning Engineers, Young Presidents Organization, and World Presidents Organization.

As previously disclosed, the Company has entered into a change of control Severance Agreement with Barry Golsen, which generally provides that if Barry Golsen is terminated, other than for cause, within 24 months after the occurrence of a change in control of the Company or he terminates his employment for good reason within such period following a change in control, the Company must pay him an amount equal to 2.9 times his average annual gross salary for the last five years preceding the change in control. The severance agreement expires on the earlier of (a) three years after the date of the severance agreement, or (b) the date Barry Golsen retires from the Company; however, each anniversary thereafter, the term automatically extends for an additional one-year period thereafter, unless the Company gives notice otherwise at least 60 days prior to the expiration of the then current term.

Jack E. Golsen is the father of Barry H. Golsen. Additional discussion regarding the information required by this Item 5.02 with respect to Jack Golsen and Barry Golsen may be found in the sections of the Company’s definitive proxy statement for the 2014 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 30, 2014, entitled “Family Relationships,” “Executive Compensation,” “Related Party Transactions,” “Security Ownership of Management,” and “Security Ownership of Certain Beneficial Owners,” which information is incorporated herein by reference. The information disclosed in these sections has not materially changed since they were last reported.

At a later date, the Compensation and Stock Option Committee will determine if any changes are to be made to Jack E. Golsen’s or Barry Golsen’s compensation in their respective new positions. In the meantime, their respective compensation remains unchanged.

Mark Behrman.

Mark Behrman, age 52, joined the Company as Senior Vice President, Corporate Development in March 2014. Mr. Behrman has over 20 years of investment banking experience with a primary focus on the industrial and business services sectors, previously serving as a Managing Director at Sterne Agee & Leach, Inc., leading the firm’s industrials, transportation, and energy practices. During his career, Mr. Behrman has originated and executed numerous merger and acquisition transactions, equity and debt capital market transactions and private capital raises for U.S. corporate clients in these sectors. Mr. Behrman was previously a Founder and Senior Managing Director of BlueStone Capital Partners, LP, where he was part of a team that created Trade.com Global Markets, Inc., and Founder and Director of the BlueStone/AFA Private Equity Fund. He began his investment banking career at PaineWebber, Incorporated and at Drexel Burnham Lambert, Inc. Additionally, he has been a director of three public companies including Noble International, Ltd. where he served as a Director for over eight years and as Chairman of its Audit Committee for three years. Mr. Behrman holds a Masters of Business Administration from Hofstra University and a Bachelor of Science in Accounting from Binghamton University.

The terms of Mr. Behrman’s employment are set forth in an offer letter, dated February 3, 2014, which outlines, among other things, Mr. Behrman’s compensation and benefits, which currently remain unchanged as a result of his appointment as CFO. The Company entered into a Severance Agreement with Mr. Behrman. The Severance Agreement provides generally that if Mr. Behrman is terminated, other than for cause, within 24 months after the occurrence of a change-in-control of the Company or Mr. Behrman terminates his employment for good reason during such period following a change in control, the Company must pay Mr. Behrman executive an amount equal to 2.9 times his average annual gross salary for the last five years preceding the change in control. The Severance Agreement also provides that the Company will continue to pay his salary until March 3, 2016, if the Company terminated him other than for Cause or if Mr. Behrman terminates his employment for good reason. If Mr. Behrman qualifies for both the change in control payment and the salary continuation payments, he will be entitled to receive only the change in control payment. Also on March 3, 2014, the Company granted to Mr. Behrman a non-qualified stock option (the “NQSO”) under the Company’s 2008 Stock Incentive Plan for the purchase of up to 150,000 shares of the Company common stock at a purchase price of $32.69 per share, which was the fair market value of the Company’s common stock on the grant date. The NQSO vests ratably over a six-year period and expires on March 3, 2024.

There are no family relationships between Mr. Behrman and any director or executive officer of the Company. There are no relationships or related party transactions between Mr. Behrman and the Company that would be required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Behrman and any other person pursuant to which Mr. Behrman was selected as Chief Financial Officer.

Section 8 – Other Events

Item 8.01. Other Events

On December 23, 2014, the Company issued a press release announcing Jack Golsen’s transition to Executive Chairman of the Board of Directors; Barry Golsen’s appointment as President and Chief Executive Officer; Mark T. Behrman’s appointment as Executive Vice President and Chief Financial Officer; and Tony M. Shelby’s continuation as an Executive Vice President. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated December 23, 2014

Forward-Looking Statements

This Current Report and the attached Press Release include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by use of the words “believes”, “expects”, “intends”, “anticipates”, “plans to”, “estimates”, “projects”, or similar expressions, including, without limitation changes in position for certain referenced executives of the Company, and ability to excel in the new executive position, the Company executes on its strategic growth initiatives, prospects for growing and increasing and creating value for our shareholders, sales and profit growth, a successful transition, and strengthens our financial organization over the next 12 months. Actual results may differ materially from the forward-looking statements as a result of various future events, including without limitation, the various factors described in the “Special Note Regarding Forward-Looking Statements,” and the “Risk Factors” contained in our most recent 10-K for the year ended December 31, 2013, and Form 10-Qs for quarters ended March 31, June 30 and September 30, 2014. These forward looking statements speak only as of the date of this Current Report, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2014

LSB INDUSTRIES, INC.

By:	/s/ Jack E. Golsen
Jack E. Golsen, Chief Executive Officer